Exhibit 99.1

FOR IMMEDIATE RELEASE:

Digital Angel Closes Sale of Destron Fearing Unit

SO. ST. PAUL, MN – July 25, 2011 – Digital Angel (OTC BB: DIGA), an advanced technology company in the field of emergency identification solutions, today announced that on July 22, 2011, the Company closed on the sale of its animal identification business, Destron Fearing Corporation, to Allflex USA, Inc. for approximately $25 million.

With no changes from the agreement that was previously announced and signed, stockholders of Digital Angel voted to approve this transaction at a special meeting on July 14, 2011.  Additional details will be available in Form 8-K that Digital Angel will file with the Securities and Exchange commissions.

About Digital Angel
Digital Angel (OTCBB: DIGA) is an advanced technology company in the field of identification solutions. Digital Angel’s products are utilized around the world in applications such as global positioning systems (GPS) search and rescue beacons for army, navy and air force applications worldwide. For further information please visit www.digitalangel.com.

Safe Harbor Statement
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 31, 2011, as amended on Form 10-K/A May 2, 2011, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:
Digital Angel Corporation
KCSA Strategic Communications
Rob Fink, 212-896-1206
digitalangel@kcsa.com